EXHIBIT 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is by and between Pacific Health Care Organization, ("Company"),   a Utah corporation, on behalf of itself and each of its wholly owned subsidiaries, and Fred U. Odaka ("Employee").

WITNESSETH:

WHEREAS, the Company  is in the business of providing  managed care services (including, but not limited to, provider networks, nurse case management, utilization review, bill review, lien adjudication, and legal expertise) to payers, administrators, and employers nationally. ("Business"); and

WHEREAS, the Company desires to employ the services of the Employee as employee of the Company and the Employee desire to accept that position with the Company;

NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee agree as follows:

1.           REPRESENTATIONS AND WARRANTIES.

A.   Representations and Warranties of the Employee

The Employee hereby represents and warrants to the Company as follows:

(a)   The Employee is knowledgeable and experienced for the employment position.

(b)   The Employee has full power and authority to enter into and to fully perform this Agreement.

(c)   This Agreement has been duly executed by the Employee and constitutes binding and valid obligations of the Employee as of the effective date of this Agreement enforceable in accordance with its terms.

B.  Representations of the Company.

The Company hereby represents and warrants to the Employee as follows:

(a)   The Company is a corporation duly organized and validly existing under the laws of the State of Utah, and its wholly owned subsidiaries, is duly organized and validly existing under the laws of the State of California or Nevada.

(b)   The Company has all requisite power and authority, corporate or otherwise, to enter into and to fully perform this Agreement.

(c)   This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company as of the effective date of this Agreement enforceable in accordance with its terms.

2.           EMPLOYMENT TERM.

The Company agrees to employ the Employee, and the Employee agrees to serve the Company, as provided in this Agreement.  The Employee's employment under this Agreement shall commence on the effective date of this Agreement and shall continue until terminated at will by either party. (“Term”)

3.           DUTIES OF THE EMPLOYEE.

Employee shall perform the duties of Chief Financial Officer (“CFO” and shall perform all duties and responsibilities normally associated with this position.

4.           COVENANTS OF THE EMPLOYEE.

The Employee agrees that he/she will obey all rules, regulations, and special instructions of the Company and all other rules, regulations, and special instructions applicable to Employee in connection with his/her duties hereunder and will endeavor to improve Employee’s expertise and knowledge, in an effort to increase the value of his/her services for the mutual benefit of the Company and the Employee.

(a)  Qualifications of the Employee

The Employee shall seek in good faith to assist the Company to fully and timely comply with all applicable laws, rules, and regulations and to obtain all permits and qualifications and to qualify as required or helpful in the conduct of the Company's business in order to maximize its Business.

(b)  Expertise.

The Employee agrees that he/she will make available to the Company any and all information of which he/she has knowledge that is   relevant to the Company’s Business and will make suggestions and recommendations which Employee should reasonably believe will be of benefit to the Company.

(c)  Opportunities.

The Employee shall make all business opportunities  of which Employee becomes aware pertaining to the Business in which the Company engages available to the Company, and to no other person or entity or to other employees individually.

(d)  Compliance.

The Employee shall attempt in good faith to cause the Company to comply with all of its contractual obligations and commitments, as well as all applicable laws and regulations.

5.           COMPENSATION AND BENEFITS.

A.
Salary. For and in consideration  of the performance by the Employee of the services, terms, conditions, covenants, and promises herein recited, the Company agrees and promises to pay to the Employee at the times and in the manner herein stated, a base salary in the gross sum of $103,680.00 per year, payable semi-monthly during the period of employment.  Each year thereafter, this Agreement will be renewed upon the mutual consent of both parties to this Agreement.

B.	Bonuses.

During the term of this Agreement, in addition to the salary referenced in Paragraph 5-A hereof, to the extent a bonus plan is established by the Company’s Compensation Committee, Employee shall be eligible to share in such a bonus pool in accordance with the terms thereof; however, in no event shall Employee be entitled to receive any bonus under any such plan if Employee’s employment is terminated by the Corporation pursuant to Paragraph 2 or otherwise, or if Employee voluntarily leaves the employ of the Corporation prior to the expiration of the Agreement Term.  The establishment of a bonus pool, the amount of the bonus pool, the timing of bonus payments, and Employee’s share of the bonus pool, if any, shall be determined by the Compensation Committee, in its sole and absolute discretion.

C.	Taxes.

All amounts paid to Employee under this Agreement shall be subject to applicable federal, state, withholdings, social security, and other taxes and deductions as required by law.

D.	Benefits.

Paid time off (“PTO”) shall include vacation, sick leave time, and other out of office time and will be accrued and paid in accordance with the Company’s PTO policy.   During the Term of this Agreement, Employee, if eligible under such plans, shall be entitled to participate in any group life, health, disability, or other insurance programs and any other fringe benefits as the Company may from time to time generally make available to its employees.

E.	Business Expenses and Reimbursements.

Provided Employee obtains prior approval for business expenses and provides proper documentation of such expenses, Employee shall be entitled to reimbursement in accordance with the customary policy of the Company for any ordinary and reasonable business expenses incurred by Employee  in the performance of his/her duties for and on behalf of the Company during the Term of this Agreement.

6.           CONFIDENTIALITY OF INFORMATION AND DUTY OF NON-DISCLOSURE;COVENANT NOT TO COMPETE; SOLICITATION OF EMPLOYEES.

The Employee acknowledges and agrees that during the course of employment and for the Employee to conduct his/her duties as set forth in this Agreement, Employee shall have access and disclosed to certain confidential information and trade secrets, both oral and written, pertaining to the Business of the Company (all such information is collectively referred to hereinafter as (“Confidential Information”), consisting but not necessarily limited to the following:

Its trade secrets, technical information, methods, processes, formulae, compositions, systems, techniques, discoveries, ideas, concepts, know how, designs, specifications, inventions, computer programs, and research projects;

Business information consisting of customer lists, pricing methodologies and data, provider networks, information technologies, work flows,  sources of  services, business plans, financial data, and marketing strategies, plans or systems.

(a)   Employee and his/her present and future partners, employees, agents, representatives, brokers, attorneys, owners, shareholders, principals, officers, directors, subsidiaries, divisions, affiliates, associates, heirs, executors, assigns and administrators, and all persons acting by, through, under or in concert with them, or any of them shall not directly or indirectly engage in business activities at any time during or after the term of the Employee’s employment hereunder, utilizing the Confidential Information, that is considered competitive to those Business activities of the Company or its client or to disclose to third parties the Confidential Information (i) without the express prior written permission of the Company, (ii) as he/she may be required pursuant to any law or court order or similar process, or (iii) in connection with any valid claim by the Employee against the company.

(b)   Upon discovery of any unauthorized possession, use, or knowledge of any of the Confidential Information, Employee shall immediately notify the Company of the same, and shall cooperate with the Company to regain possession or prevent further unauthorized use of the Confidential Information. If such unauthorized possession or use of the Confidential Information is the result of the negligence of the Employee or of any breach by the Employee of the terms of this Agreement, the Employee, at Employee’s own expense, shall take all reasonable actions, including, if likely to be effective, court proceedings, to recover possession of, or (as the case may be) to prevent further unauthorized use or disclosure of the Confidential Information.

(c)   All Confidential Information is and shall remain the property of the Company. By disclosing such information to the Employee, the Company does not grant to the Employee any express or implied right to the Confidential Information.

(d)   Employee shall have no obligation to preserve the confidential or proprietary nature of any Confidential Information which:

(i) was already known to the Employee free of any obligation to keep it confidential at the time of its disclosure by the Company as evidenced by its written records prepared prior to such disclosure; or

(ii) is or becomes, publicly known through no wrongful act of the Employee to which the information was disclosed; or

(iii) is rightfully received from a third person or company having no direct or indirect secrecy or confidential obligation with respect to such information; or

(iv) is approved for release by written authorization of the Company.

(e)   Non-Solicitation of Company employees.

Employee also covenant and agree that during the term of employment with theCompany and for twelve (12) months after the termination thereof, regardless of the reason for the employment termination, will not, directly or indirectly, on his (her) own behalf or on behalf of or in conjunction with any person or legal entity, recruit, solicit, or induce, or attempt to recruit, solicit, or induce, any employee of the Company with whom Employee had personal contact or supervised while performing his or her Job Duties, to terminate their employment relationship with the Company.

(f)   Notwithstanding anything else in this Agreement to the contrary, the obligation of the Employee under this provision shall survive the termination of this Agreement. Further, Employee agrees not to compete with the business of the Company for a (5) five year period after termination.

(g)   Employee shall defend, hold harmless and indemnify the Company for any liability, loss, claims, or damage of any kind, including reasonable attorney’s fees, incurred by Employee as a result of any disclosure or use of any Confidential Information in violation of the provisions of this Agreement.

7.           CONFLICT OF INTEREST

It is the Company’s policy that employees and others acting on the Company’s behalf must be free from conflicts of interest that could adversely influence their judgment, objectivity or loyalty to the company in conducting the Company’s business activities and assignments. The Company recognizes that employees may take part in legitimate financial, business, charitable, and other activities outside their Company’s jobs, but any potential conflict of interest raised by those activities must be disclosed promptly to management.

Employee acknowledges and agrees that during the course of employment and for the Employee to conduct his/her duties as set forth in this Agreement, Employee shall

(a)   Request permission and management approval in writing from the Company of outside activities, financial interests, or relationships that may pose a real or potential conflict of interest.  Remember that management written approval is subject to ongoing review; therefore Employee shall periodically update management regarding such involvement.

(b)   Avoid personal relationships with other the Company employees whereby parties in the relationship may receive or give unfair advantage or preferential treatment because of the relationship.

(c)   Avoid actions or relationships that might conflict or appear to conflict with job responsibilities or the interests of the Company.  Even the appearance of a conflict of interest can damage an important Company interest.

(d)   Obtain necessary approvals in writing from the Company before accepting any position as an officer or director of an outside business concern.

(e)   Prior to serving on the board of directors of a bona fide charitable, educational or other nonprofit organization, you are encouraged to advise your management and or your human resources manager.

Employee further acknowledges and agrees that during the course of employment and for the Employee to conduct his/her duties as set forth in this Agreement, Employee shall avoid the following:

(f)   Working with a business outside your Company responsibilities that is in competition with any the Company business.

(g)   Accepting a gift that does not meet the standards in the Company Business Gifts and Entertainment Policy.

(h)   Having a direct or indirect financial interest in or a financial relationship with a Company competitor, supplier, or customer (except for insignificant stock interests in publicly-held companies).

(i)   Taking part in any the Company business decision involving a company that employs your spouse or family member.

(j)   Having a second job where your other employer is a direct or indirect competitor, distributor, suppler, or customer of the Company.

(k)   Having a second job or consulting relationship that affects your ability to satisfactorily perform your Company assignments.

(l)   Using nonpublic Company information for your personal gain or advantage, or for the gain or advantage of another, including the purchase or sale of securities in a business the Company is interested in acquiring, selling, or otherwise establishingor terminating business relations with.

(m)   Investing in an outside business opportunity in which the Company has an interest, except for having an insignificant stock interest in publicly-held companies.

(n)   Receiving personal discounts or other benefits from suppliers, service providers, or customers that are not available to all the Company employees.

(o)   Receiving personal honoraria for services you perform that are closely related to your work at the Company. Your supervisor should approve occasional honoraria,such as for a university presentation or symposium.

(p)   Having romantic relationships with certain other employees where:

(i) there is an immediate reporting relationship between the employees.

(ii) there is no direct reporting relationship between the employees but where a romantic relationship could cause others to lose confidence in the judgment or objectivity of either employee, or the relationship could cause embarrassment to the company. Note: In some circumstances, romantic relationships between employees may raise compliance issues under the Company’s Harassment Policy.

8.         MISCELLANEOUS.

(a)   Time of Essence.

Time shall be of the essence in all things pertaining to the performance of this Agreement unless waived in writing by the undersigned parties.

(b)   Waivers.

No provision of this Agreement may be waived except by a written instrumentsigned by the party waiving such provision.  A waiver by either party of any of theterms and conditions of the Agreement in any instance shall not be deemed orconstrued to be a waiver of such tem1 or condition to, the future, or of any subsequent breach thereof, or of any other term and condition of the Agreement.

(c)   Entire Agreement.

This Agreement and the accompanying schedules constitute the entireAgreement between the parties respecting the services of the Employee andcompensation by the Company and there are no representations, warranties,agreements or commitments  between the parties hereto except as set forth herein.

(d)   Notices.

Any notice, request, demand or other communication  permitted or required tobe given hereunder shall be in writing and shall be deemed to be duly given whenpersonally delivered to the Board of Directors of the Company or to the Employee,as the case may be, or when deposited in the United States mails, by certified or registered mail, return receipt requested, postage prepaid, at the respective addresses of the Company and the Employee as shown on the signature page hereto. Either party may change by notice the address to which notices are to be sent.

(e)   Governing Law.

This Agreement shall be construed, interpreted and enforced in accordance withthe laws of the State of California.

(f)   Severance.

If any provision of this Agreement shall, for any reason, be held in violation ofany applicable law or regulation, such provision shall be deemed to beunenforceable.  The  invalidity of such specific provision, however, shall not beheld to invalidate any other provision herein, and the remainder of this Agreement shall remain in full force and effect.

(g)   Successors and Assigns.

The Employee may not, under any circumstances, delegate any of his/her rightsor obligations hereunder without first obtaining the written consent of theCompany.  This Agreement and all of the Company's rights and obligationshereunder may be assigned or transferred by the Company, in whole or in part, to and shall be binding upon and inure to the benefit of any successor or the Company if the successor  shall expressly assume by an instrument  in writing all of the obligations of the Company hereunder. As used herein. the term "successor" shall mean any person, firm, corporation or other business entity which at any time by merger, consolidation or otherwise shall have acquired all or substantially all of the stock of the Company.  Any such successor shall be deemed to be substituted for all purposes as the "Company" hereunder.

(h)   Jurisdiction.

The parties consent, stipulate and agree without power of revocation to thenonexclusive jurisdiction of any competent Federal or State court sitting inCalifornia in connection with any suit, action or proceeding arising out of thisAgreement and that service of process upon the other party by means of any method reasonably calculated to notify such other party of any such suit, action or proceeding shall be valid and effective service of process and further waive any right to object to the laying of venue in any such court of any such suit, action or proceeding or that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum.

(i)   Expenses of Enforcement.

If any action, suit or proceeding is brought by any party hereto against any otherparty hereto with respect to a matter or matters covered by this Agreement, allcosts and expenses of the prevailing party incident to such action, suit orproceeding, including reasonable attorney's fees, shall be paid by the non-prevailing party.

(j)   Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemedan original, but all of which taken together shall constitute but one and the sameinstrument.

(k)   Effective Date.

The effective date of this Agreement shall be as of the date set forth at the end of this Agreement.

(1)   Modifications and Amendments.

This Agreement may not be modified, changed or supplemented,  nor may anyobligations hereunder be waived or extensions of time for performance granted,except by written instrument signed by the party to be charged or by its agent dulyauthorized in writing or as otherwise expressly permitted herein.

(m)   Legal Counsel.

Employee has had the opportunity to have his or her own  legal counsel  review  and advise  him or her regarding the legal effect of this Agreement.

(n)   Arbitration

In the event that a dispute arises relating to or concerning this Agreement orthe transactions contemplating herein, the parties agree to submit said dispute tobinding arbitration to JAMS, in Orange County, California.   The prevailing partyto said arbitration shall be entitled to recover costs and attorney's fees.

IN WITNESS WHEREOF, this Agreement is signed by the Employee and the Company as of this 1ST day of February, 2013 and shall become enforceable as of the effective date of this Agreement.

COMPANY: Pacific Health Care Organization 1201 Dove Street, Suite 300 Newport Beach, CA 92660 By: /s/ Tom Kubota Its: CEO	EMPLOYEE: Fred U. Odaka 8440 Fountain Ave. PH-1 West Hollywood, CA 90069 By: /s/ Fred U. Odaka